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   EXHIBIT 11 STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE (Restated)

FOR THE YEAR ENDED DECEMBER 31, 1995 (Restated)
                                                                                                            ASSUMING
                                                                                       PRIMARY           FULL DILUTION
                                                                                    ---------------     -----------------
Weighted average of outstanding shares                                                 25,694,084           25,694,084
Common equivalent shares:
     Outstanding stock options                                                            513,662              514,122
Other potentially dilutive securities:
    Convertible Debentures (1)                                                                N/A            3,895,652
                                                                                    ---------------     -----------------
Shares used in computing net income (loss) per share                                   26,207,746           30,103,858
                                                                                    ===============     =================
Net loss                                                                         $     (5,589,506)    $     (5,589,506)
Adjustments assuming full dilution:
    Interest expense, net of taxes (1)                                                        N/A                  N/A
                                                                                    ===============     =================
Net loss                                                                         $     (5,589,506)    $     (5,589,506)
                                                                                    ===============     =================
Loss per share before accounting change                                          $         (0.123)    $         (0.123)
Cumulative effect of accounting change                                                     (0.091)              (0.091)
Dilution percentage assuming full dilution (2)                                                N/A                  N/A
Net loss per share                                                               $          (0.21)    $          (0.21)
                                                                                    ===============     =================

NOTES:


(1) Provided that dilution is greater than 3%, the convertible debentures are considered dilutive in the calculation and presentation of per share data. In periods of net losses, dilutive earnings per share equals primary earnings per share.

(2) Since common stock equivalents are antidilutive, the common stock equivalents have been excluded from the calculation and presentation of per share data.